Exhibit 5.1

June 15, 2016

Orbotech Ltd.

Sanhedrin Boulevard

North Industrial Zone

Yavne, Israel 8110101

Ladies and Gentlemen,

We have acted as Israeli legal counsel to Orbotech Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the purchase by Barclays Capital Inc. (the “Underwriter”) and the issuance and sale by the Company to the Underwriter of up to 4,235,000 ordinary shares, nominal (par) value NIS 0.14 each, of the Company (the “Shares”) pursuant to the Underwriting Agreement dated June 9, 2016 by and between the Company and the Underwriter (the “Underwriting Agreement”).

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

The Shares are the subject of a Registration Statement on Form F-3, Registration No. 333-211938 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 9, 2016, a base prospectus dated June 9, 2016 (the “Base Prospectus”) and a related prospectus supplement, dated June 9, 2016 (together with the Base Prospectus, the “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, consents, resolutions, minutes, agreements, certificates and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, as we have deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon the Underwriting Agreement, certificates of, and other communications with, officers and employees of the Company, upon certificates of public officials, and upon matters of fact contained in the representations and warranties contained in such documents. We have also made such examinations of Israeli laws as we have deemed relevant and necessary in order to enable us to express the opinions hereinafter set forth.

In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed, email or facsimile copies, the authenticity of the originals of such documents and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, resolutions and minutes of meetings of the Company’s board of directors, of committees thereof and of the shareholders which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

In connection herewith, we have assumed that, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have also assumed that: (i) all personal interests that are required to be disclosed under applicable law in connection with any approval or consent required in connection with the transactions contemplated by the Underwriting Agreement were fully disclosed and that the Underwriter is not an officer, director or controlling shareholder of the Company, or related to any of them; (ii) the offer and sale of the Shares to and the purchase of the Shares by the Underwriter were not, are not and will not be made in Israel; (iii) the offer and sale of the Shares by the Underwriter were not, are not and will not be made (w) in Israel, other than to investors that qualify as one of the types of investors listed in the First Addendum to the Israel Securities Law, 5728-1968 and in accordance with the procedures and qualifications set forth therein; (x) to any person or entity with a view to resale or other distribution of the Shares in Israel; (y) to any person or entity that as a result of such sale shall be, by itself or jointly with others, the holder of 25% or more of the issued and outstanding share capital of the Company assuming the exercise, exchange or conversion into shares of all exercisable, exchangeable or convertible securities held by or to be issued to such person or entity; or (z) to any officer or director of the Company or any family member of any officer or director of the Company.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (v) the effect of statute of limitations; and (vi) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that the Shares have been duly and validly authorized and when issued and delivered upon compliance or due waiver of compliance with the conditions set forth in the Underwriting Agreement and against receipt by the Company of full consideration therefore in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Company’s 6-K to be dated June 15, 2016, which is incorporated by reference in the Registration Statement and the reference to our firm in the section of the Prospectus Supplement entitled “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours Sincerely,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

3